UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007

WIND ENERGY AMERICA INC.

(formerly Dotronix, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 100

Eden Prairie, MN 55344

(Address of Principal Executive Offices)(Zip Code)

(952) 746-1313

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 12, 2007 the registrant (the “Company”) entered into an Asset Purchase Agreement with Boreal Energy Inc., a Minnesota corporation (“Boreal”) pursuant to which the Company will purchase substantially all the assets of Boreal for common stock of the Company in a tax-free exchange. Provided this Agreement is approved by the Board of Directors and Shareholders of the Company and Boreal, it is anticipated that this acquisition will be completed in January 2007. Providing the assets of Boreal materially satisfy the ongoing due diligence process of the Company, the Company expects to exchange 30 million shares of its common stock for these Boreal assets. Assets being purchased by the Company include Boreal’s interests and rights in and to all its wind energy projects, certain wind turbine equipment, and other assets related to wind farm projects now underway.

The complete Asset Purchase Agreement for this acquisition is incorporated herewith as Exhibit 1.1 to this current report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description
1.1	Asset Purchase Agreement by and between Registrant and Boreal Energy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 17, 2007

Wind Energy America Inc., Registrant

By:	/s/ Robert O. Knutson
Robert O. Knutson, CEO